                                                                   EXHIBIT 11.1

               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

     The following schedules reflect the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.

               BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                       THREE MONTHS ENDED JUNE 30, 1998


Weighted Average Shares Outstanding:

        TOTAL         # DAYS
       SHARES       OUTSTANDING
    12,251,434  x        29  =      355,291,586
    12,281,591  x         1  =       12,281,591
    12,970,112  x        40  =      518,804,480
    12,995,112  x        21  =      272,897,352
                      -----       -------------
                         91  =    1,159,275,009
                      -----       -------------
                      -----       -------------
                                  1,159,275,009 / 91  =  12,739,286
                                                         ----------
                                                         ----------

Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs  $ (3,033,285)   =     $    (0.24)
---------------------------------  -------------         ----------
   Weighted Avg. Shares              12,739,286          ----------

                  BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                          THREE MONTHS ENDED JUNE 30, 1997


Weighted Average Shares Outstanding:

             TOTAL        # DAYS
            SHARES      OUTSTANDING
          11,605,377  x      30   =    348,161,310
          11,712,758  x      61   =    714,478,238
                          -----      -------------
                             91      1,062,639,548
                          -----      -------------
                          -----      -------------
                                     1,062,639,548 /91  =   11,677,358
                                                            ----------
                                                            ----------

Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs    $  (3,181,016)     =   $    (0.27)
---------------------------------    -------------          ----------
   Weighted Avg. Shares                 11,677,358          ----------

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               BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                        SIX MONTHS ENDED JUNE 30, 1998

Weighted Average Shares Outstanding:

            TOTAL         # DAYS
           SHARES       OUTSTANDING
         12,251,434  x      119   =    1,457,920,646
         12,281,591  x        1   =       12,281,591
         12,970,112  x       40   =      518,804,480
         12,995,112  x       21   =      272,897,352
                          -----        -------------
                            181        2,261,904,069
                          -----        -------------
                          -----        -------------
                                       2,261,904,069 /181  =  12,496,708
                                                              ----------
                                                              ----------
Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs      $  (6,631,780)      =  $    (0.53)
---------------------------------      --------------         ----------
   Weighted Avg. Shares                   12,496,708          ----------

                  BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                           SIX MONTHS ENDED JUNE 30, 1997


Weighted Average Shares Outstanding:


        TOTAL         # DAYS
       SHARES       OUTSTANDING
    11,497,135  x        15   =       172,457,025
    11,502,135  x         1   =        11,502,135
    11,502,235  x         7   =        80,515,645
    11,502,395  x        18   =       207,043,110
    11,505,395  x         8   =        92,043,160
    11,506,053  x        13   =       149,578,689
    11,507,163  x         6   =        69,042,978
    11,605,377  x        52   =       603,479,604
    11,712,758  x        61   =       714,478,238
                      -----         -------------
                        181         2,100,140,584
                      -----         -------------
                      -----         -------------
                                    2,100,140,584 /181 =  11,602,987
                                                          ----------
                                                          ----------
Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs   $  (5,997,658)     =  $    (0.52)
---------------------------------   -------------         ----------
   Weighted Avg. Shares                11,602,987         ----------